EXHIBIT 5.1
October 29, 2014

Facebook, Inc.
1601 Willow Road
Menlo Park, California 94025

Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) filed by Facebook, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on October 29, 2014, as subsequently supplemented by the prospectus supplement applicable to the Offering (as defined below), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate aggregate amount of shares of the Company’s Class A Common Stock, $0.000006 par value per share (the “Class A Common Stock”), shares of the Company’s preferred stock, $0.000006 par value per share, debt securities of the Company or warrants to purchase shares of Class A Common Stock or Preferred Stock, at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. Certain selling stockholders (the “Selling Stockholders”) currently propose to sell up to an aggregate of 162,698,114 shares of Class A Common Stock under the Registration Statement (the “Offering”) that were acquired by the Selling Stockholders pursuant to the Merger Agreement (as defined below) (the “Selling Stockholders’ Shares”).
In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following:

(1)	the Company’s Restated Certificate of Incorporation, certified by the Delaware Secretary of State on May 22, 2012 (the “Certificate of Incorporation”);

(2)	the Company’s Amended and Restated Bylaws, as certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof (the “Bylaws”);

(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

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(4)
the prospectus prepared in connection with the Registration Statement (the “Base Prospectus”), as supplemented by the prospectus supplement applicable to the Offering (together with the Base Prospectus, the “Prospectus”);

(5)
minutes of meetings and actions by written consent of the Company’s Board of Directors and the Company’s stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Certificate of Incorporation, (ii) the Bylaws, (iii) the filing of the Registration Statement, (iv) the Merger Agreement, and (v) the authorization and issuance by the Company of the Selling Stockholders’ Shares that are to be sold by the Selling Stockholders pursuant to the Registration Statement;

(6)
the stock records of the Company that the Company has provided to us (consisting of a certificate from the Company’s transfer agent, Computershare Trust Company, N.A., dated October 28, 2014, verifying the number of the Company’s issued and outstanding shares of capital stock as of October 28, 2014, and a statement prepared by the Company as to the number of issued and outstanding restricted stock units, stock options and any additional shares of capital stock reserved for future issuance as of October 28, 2014);

(7)
that certain Agreement and Plan of Merger and Reorganization, dated as of February 19, 2014, among the Company, Rhodium Acquisition Sub II, Inc., Rhodium Merger Sub, Inc., WhatsApp Inc. and Fortis Advisors LLC, as amended (the “Merger Agreement”);

(8)
a Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated October 29, 2014, stating that the Company is in good standing and has a legal corporate existence under the laws of the State of Delaware (the “Certificate of Good Standing”);

(9)	the Current Report on Form 8-K with which this opinion is filed as an exhibit (the “Form 8-K”);

(10)	the form of certificate representing shares of Class A Common Stock; and

(11)	a management certificate addressed to us and dated as of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).
In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all such

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documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.
We have also assumed that, if and to the extent that the Selling Stockholders’ Shares will be issued in certificated form, the certificates representing the Selling Stockholders’ Shares will be, when issued, properly signed by authorized officers of the Company or their agents. Furthermore, with respect to the Company’s uncertificated capital stock, we assume that issued Class A Common Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Class A Common Stock has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law, and that the Company will properly register the transfer of the Class A Common Stock to the purchasers of such Class A Common Stock on the Company’s record of uncertificated securities.
As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.
We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws (a) of the United States of America, (b) of the State of California and (c) of the Delaware General Corporation Law and reported judicial decisions relating thereto.
In connection with our opinions expressed below, we have assumed (a) that at or prior to the time of the delivery of any Selling Stockholders’ Shares as set forth in the Registration Statement, the Prospectus and any applicable free writing prospectus, the Registration Statement will be in effect and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (b) that the Selling Stockholders’ Shares will have been registered under the Securities Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, and (c) that there will not have occurred any change in law affecting the validity or enforceability of such Selling Stockholders’ Shares.
The Company has informed us that the Selling Stockholders intend to sell, transfer or otherwise dispose of the Selling Stockholders’ Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to the sale, transfer or other disposition of any of the Selling Stockholders’ Shares in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Selling Stockholders’ Shares. We also assume that the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with

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the Securities Act and all other applicable laws in effect from time to time. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Management Certificate.
In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Commission of the type described herein.
Based upon the foregoing, it is our opinion that:

(1)	The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2)	The up to 162,698,114 Selling Stockholders’ Shares to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.
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October 29, 2014

This opinion is intended solely for use in connection with the sale of the Selling Stockholders’ Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,
/s/ Fenwick & West LLP